Exhibit 99.1

Contact:	Frederick W. Driscoll	Contact:	Chulha Park
	VP, CFO and Treasurer Novavax, Inc. 240-268-2000		Director, Public Relations LG Life Sciences, Ltd. +82-2-6924-3360

Novavax Licenses Recombinant VLP Influenza Vaccine to
LG Life Sciences for South Korea and Other Countries

•	15 million dose South Korean market
•	LG to build manufacturing facility with 30 million dose influenza vaccine capacity

Rockville, MD – February XX, 2011 – Novavax, Inc. (Nasdaq: NVAX) announced today an agreement to license its proprietary, recombinant virus-like-particle (VLP) vaccine technology to LG Life Sciences, Ltd. (LGLS). Under the agreement, LGLS receives an exclusive license to manufacture, develop and commercialize influenza vaccines using Novavax’s recombinant VLP technology in South Korea. LGLS also receives a non-exclusive license to manufacture, develop and commercialize influenza VLP vaccines in certain emerging market countries.

LGLS will be responsible for funding clinical development and licensure of influenza VLP vaccines in South Korea and other countries, and for construction of a new VLP vaccine manufacturing facility planned at LGLS’s Osong campus in South Korea.  Novavax will receive upfront and milestone payments from LGLS in addition to double-digit royalty rate payments from commercial sales. Novavax will provide VLP technology transfer and manufacturing support for LGLS’s new vaccine production facility.

Dr. Rahul Singhvi, CEO and President of Novavax, stated: “LGLS is an affiliate of LG, a global conglomerate. LGLS is a leading provider of vaccines to supranational health organizations such as UNICEF and the Pan American Health Organization (PAHO). We welcome this opportunity to develop a recombinant influenza vaccine solution for South Korea and other countries served by LGLS. This new partnership with LGLS is further validation of our VLP technology and, as we have done previously with our joint venture in India with Cadila Pharmaceuticals, further expands our development efforts into new territories. LGLS will help us advance our technology in Korea and other countries, consistent with our commercial strategy of developing regional partnerships and in-country manufacturing solutions with leading pharmaceutical companies around the world.”

Dr. Iljae Jung, CEO and President of LGLS, commented: “We look forward to working closely with Novavax in advancing the VLP influenza vaccines for people around the world. We anticipate that Novavax and LGLS together will make significant achievements in the field of influenza vaccines with our combined technology, expertise and resources.”

About LG Life Sciences, Ltd.

LG Life Sciences, Ltd. (LGLS), an LG affiliate, is a leading pharmaceutical company headquartered in South Korea.  LGLS is committed to developing a leading portfolio of drugs that prevent, treat and cure diseases across a broad range of therapeutic areas, including medicines to fight various infectious diseases, and improving the health and quality of life of patients around the world.   For additional information, please visit www.lgls.com.

About Novavax

Novavax, Inc. (Nasdaq: NVAX), a clinical-stage biopharmaceutical company, employs its cutting-edge technology to create next-generation vaccines to prevent serious infectious diseases, such as pandemic and seasonal influenza and respiratory syncytial virus (RSV). The company’s proprietary virus-like particles (VLPs) technology and single-use bioprocessing system enables rapid vaccine development and production where and when it’s needed, worldwide. The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India. Additional information about Novavax is available on the company’s website: www.novavax.com.

Forward Looking Statements

Statements herein relating to the licensure by LGLS of Novavax’s recombinant influenza vaccine technology and other future financial or business performance or matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax and LGLS caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include: neither Novavax nor LGLS have yet manufactured, or relied on third parties to manufacture, any recombinant vaccines at a commercial scale; historical and current results may not be predictive of future trial results for influenza vaccines; further testing is required before regulatory approval can be applied for and regulatory agencies may not approve a vaccine even if the results are similar or better than the results reported to date; there are uncertainties related to the initiation, enrollment, progress and completion of clinical trials; production of a vaccine could depend on many factors outside Novavax’s or its licensee’s control. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and neither Novavax nor LGLS assume a duty to update forward-looking statements.

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